Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Baxano Surgical, Inc. (previously known as TranS1 Inc.) of our report dated March 6, 2013 relating to the financial statements and financial statement schedule, which appears in TranS1, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
June 26, 2013